                                [VION LETTERHEAD]

                                  June 27, 2006

Dr. Terrence Doyle
Five Wellsweep Lane
Killingsworth, Connecticut 06419

Dear Terry:

Reference is made to the option agreements between you and Vion dated October
14, 1996, January 29, 1998, May 20, 1999, February 24, 2000, December 5, 2000
and December 6, 2001 (the "Option Agreements") evidencing certain outstanding options (the "Options") granted to you under our Amended and Restated 1993 Stock
Option Plan (the "Plan"). Pursuant to Section 11(d) of the Plan, your Options will cease to be exercisable three months following the termination of your employment with Vion, unless the Option Agreements designate a longer exercise period. Accordingly, as a further inducement for you to remain a consultant to
Vion following the termination of your employment with Vion, the Compensation
Committee desires to extend the period during which the Options shall remain outstanding and exercisable until the earliest of (i) three months following the termination of your employment or other relationship with the Company, (ii) the term of the applicable Option as set forth in the applicable Option Agreement or
(iii) December 31, 2006, by amending Section 5 of each Option Agreement in its entirety, subject to your consent, to read as follows:

      "5.   The Holder may exercise the Option (but only to the extent the
      Option is exercisable at the time of termination of the Holder's employment or other relationship with the Company) at any time until the earliest of (i) three months following the termination of the Holder's employment or other relationship with the Company or (ii) December 31,
      2006, but in no event later than the Expiration Date of the Option."

By returning a duly signed and dated copy of this letter to me, you hereby agree and consent to the foregoing amendment of each Option Agreement and further acknowledge and understand that any such Options that were designated as
"incentive stock options" in your Option Agreements within the meaning of
Section 422 of the Code will hereinafter cease to so qualify by virtue of the modifications authorized herein.

                                    VION PHARMACEUTICALS, INC.

                                      /s/ Howard Johnson
                                    ----------------------------------------
                                    By: Howard Johnson

AGREED & CONSENTED TO
This 27 Day of June 2006:

  /s/ Terrence Doyle
---------------------------------------
Terrence Doyle

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